Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. of our reports dated February 10, 2015, relating to the consolidated financial statements and schedules (Schedule II: Valuation and Qualifying Accounts and Schedule III: Real Estate and Accumulated Depreciation) of HCP, Inc. and the effectiveness of internal control over financial reporting of HCP, Inc., included in this Annual Report (Form 10-K), for the year ended December 31, 2014.

We consent to the incorporation by reference in the following Registration Statements:

•Form S-8, File No. 333-195735, related to the HCP, Inc. 2014 Performance Incentive Plan;

•Form S-3ASR, File No. 333-182824, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

•Form S-8, File No. 333-161720, related to the registration of additional securities related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;

•Form S-8, File No. 333-135679, related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;

•Form S-3. File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

•Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 10, 2015